UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) September 30, 2009

Multiband Corporation

(Exact name of registrant as specified in its chapter)

Minnesota	13529	41-1255001
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9449 Science Center Drive
New Hope, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        763-504-3000

_______________________________________________________
(Former name or former address, if changed since last report)

Item 3.02: Unregistered Sales of Equity Securities

On September 30, 2009, director Frank Bennett was issued one million five hundred thousand dollars of the Companies’ existing Class E Preferred Shares and director Eugene Harris was issued five hundred thousand dollars worth of the Companies’ existing Class E Preferred shares. The aforementioned issuances were approved by the non-interested members of the Companies’ Board of Directors. Attached are the terms and conditions of the Class E Preferred Shares.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 6, 2009	Multiband Corporation

By             James L. Mandel
       James L. Mandel
       Chief Executive Officer

Exhibit:  Class E Certificate of Designation